Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-282002 on Form S-3 and Registration Statement No. 333-268006 on Form S-8 of our reports dated February 9, 2026, relating to the consolidated financial statements of RXO, Inc. and the effectiveness of RXO Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
February 9, 2026